UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2025

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 21, 2025, Brent B. Secrest tendered his resignation as Executive Vice President and Chief Commercial Officer of Enterprise Products Holdings LLC, the general partner (the “Enterprise GP”) of Enterprise Products Partners L.P. (the “Partnership”), with such resignation to take effect as of May 1, 2025.

On May 1, 2025 (the “Separation Date”), Mr. Secrest’s resignation became effective. Effective as of the Separation Date, in connection with Mr. Secrest’s departure, Mr. Secrest and Enterprise Products Company, an affiliate of the Partnership and Mr. Secrest’s employer (“EPCO”), entered into a Separation Agreement (the “Agreement”), in which EPCO agreed to pay to Mr. Secrest: (a) a “Separation Payment” in two phases, including (i) a payment of $5.0 million in cash, payable within ten days after May 9, 2025 and (ii) an additional payment of $11.5 million in cash, payable within ten days after April 30, 2026; provided that Mr. Secrest satisfies certain “Conditions of Payment” (as described below), and (b) up to 12 months of medical benefits.

As used in the Agreement, the “Conditions of Payment” shall refer to the following restrictions on Mr. Secrest’s employment for the 12-month period from May 1, 2025 through April 30, 2026 (the “Restricted Period”): Mr. Secrest shall not, during the Restricted Period, accept employment with, consult with, render services to, become associated with, or acquire a controlling ownership interest in any company in the oil and gas industry (collectively, the “Restricted Companies”) as a manager, supervisor, officer, director, or otherwise in a role in which any confidential information of the Partnership or its affiliates could be useful to any of the Restricted Companies. Failure to satisfy the Conditions of Payment shall result in immediate and automatic forfeiture of any and all rights to the unpaid portions of the Separation Payment. If Mr. Secrest dies within the Restricted Period and has continuously satisfied the Conditions of Payment up until the date of his death, then the payment described in clause (a)(ii) of the immediately preceding paragraph shall be tendered to the testamentary trustees under Mr. Secrest’s last will no later than ten (10) days following receipt of written notice of his death from such testamentary trustees.

As consideration for these payments, Mr. Secrest agreed, among other things, (i) not to disclose any confidential information or trade secrets of EPCO or its affiliates (including the Partnership), (ii) not to solicit any employees of EPCO or its affiliates for a period of 12 months from the effective date of his resignation, and (iii) to waive his right to bring certain claims against EPCO or its affiliates. Mr. Secrest may revoke the Agreement until May 9, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC,
its General Partner

Date: May 2, 2025	By:	/s/ Harry P. Weitzel
	Name:	Harry P. Weitzel
	Title:	Executive Vice President, General Counsel and Secretary

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